Exhibit 99.1

           Citrix Reports Second Quarter Earnings Results;
           Year-over-year Quarterly Revenue Growth of 30%;
        GAAP Diluted Earnings Per Share of $0.24 Versus $0.16
                   Over Comparable Period Last Year

    FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--July 19, 2006--

       Non-GAAP Diluted Earnings Per Share of $0.33 Versus $0.27
                   Over Comparable Period Last Year

    Citrix Systems, Inc. (Nasdaq:CTXS), the global leader in access infrastructure solutions, today reported financial results for the second quarter of fiscal 2006 ended June 30, 2006.

    Financial Results

    In the second quarter of fiscal 2006, Citrix achieved revenue of $275 million, compared to $211 million in the second quarter of fiscal 2005, representing 30 percent revenue growth.

    GAAP Results

    Net income for the second quarter of fiscal 2006 was $46 million, or $0.24 per diluted share, compared to $28 million, or $0.16 per diluted share, for the second quarter of fiscal 2005.

    Non-GAAP Results

    Non-GAAP net income, in the second quarter of 2006 increased 34 percent to $64 million, or $0.33 per diluted share, compared to $48 million, or $0.27 per diluted share, in the comparable period last year. Non-GAAP net income excludes the effects of the amortization of intangible assets primarily related to business combinations, stock-based compensation expenses and the tax effects related to those items. In addition, adjusted results for the second quarter of 2005 exclude a net tax provision recorded in anticipation of repatriating certain foreign earnings pursuant to the American Jobs Creation Act of 2004 (AJCA).
    "I'm pleased with our second quarter results," said Mark Templeton, president and chief executive officer for Citrix. "We saw across-the-board strength in our product portfolio and in our geographic segments. We are well positioned for the second half of 2006 as we continue to drive our access infrastructure strategy."

    Q2 Financial Highlights

    In reviewing the second quarter results of 2006, compared to the second quarter of 2005:

    -- Revenue grew in the America's region by 36 percent, the EMEA region by 20 percent and the Pacific region by 24 percent;

    --  Product license revenue increased 28 percent;

    -- Online services contributed $35 million of revenue, up 47 percent;

    --  Revenue from license updates grew 24 percent; and

    -- Technical services revenue, which is comprised of consulting, education and technical support, grew 52 percent.

    Other financial highlights included:

    -- Deferred revenue totaled $311 million, compared to $243 million on June 30, 2005;

    -- Operating margin was 19 percent for the quarter; non-GAAP operating margin was 27 percent for the quarter, excluding the effects of the amortization of intangible assets primarily related to business combinations, stock-based compensation expenses and the tax effects related to those items; and

    -- Cash flow from operations was $60 million, compared to $65 million in the second quarter of 2005. This brings total twelve month trailing cash flow from operations to approximately $310 million.

    Financial Outlook for Third Fiscal Quarter 2006

    Citrix management offers the following guidance for the third fiscal quarter 2006 ending September 30, 2006:

    -- Net revenue is expected to be in the range of $275 million to $280 million, compared to $227 million in the third quarter of 2005.

    -- GAAP diluted earnings per share is expected to be in the range of $0.24 to $0.26, compared to $0.23 in the third quarter of 2005. Non-GAAP diluted earnings per share is expected to be in the range of $0.33 to $0.34, excluding $0.03 related to the effects of amortization of intangible assets primarily related to business combinations and $0.05 to $0.06 related to the effects of stock-based compensation expenses. This compares to $0.29 in the same quarter of the previous year, adjusted to exclude the effects of the amortization of intangible assets primarily related to business combinations, stock-based compensation expenses, the write off of in-process research and development and the tax effects related to those items.

    The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

    Financial Outlook for Fiscal Year 2006

    Citrix management offers the following guidance for the fiscal year 2006 ending December 31, 2006:

    -- The company expects net revenue to be in the range of $1.105 billion to $1.120 billion, compared to $909 million in fiscal year 2005.

    -- The company expects GAAP diluted earnings per share to be in the range of $1.00 to $1.05, compared to $0.93 in fiscal year 2005. Non-GAAP diluted earnings per share to be in the range of $1.36 to $1.39, excluding $0.14 related to the effects of the amortization of intangible assets primarily related to business combinations and $0.20 to $0.22 related to the effects of stock-based compensation expenses. This compares to $1.17 for fiscal year 2005, when adjusted to exclude the effects of the amortization of intangible assets primarily related to business combinations, stock-based compensation expenses, the write-off of in process research and development, the related tax effects of these items and the tax provision related to the repatriation of foreign earnings under the AJCA.

    The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

    Company, Product and Alliance Highlights

    During the second quarter of 2006, Citrix announced:

    -- Citrix(R) GoToWebinar(TM), the company's next-generation collaboration offering, giving marketing professionals a simple and affordable solution available for conducting online events, such as large sales presentations and marketing events over the Web.

    -- Citrix(R) NetScaler(R) 12000, the new system designed for large-scale Web applications handling millions of simultaneous users conducting hundreds of thousands of transactions per second.

    -- Citrix(R) GoToMyPC(R) won PC World's 2006 World Class Award for best remote-access software for the fourth consecutive year citing its "unbeatable speed, security and hassle-free approach."

    -- Citrix Password Manager(TM) won the prestigious SC Magazine Awards 2006 Europe in the Reader Trust category "Best Password Management."

    -- The acquisition of privately held Reflectent Software, Inc., provider of one of the industry's most widely deployed solutions to monitor the performance of client-server, Web and desktop applications from an end-user perspective.

    -- The appointment of Asiff Hirji, Chief Operating Officer for TD Ameritrade, to its Board of Directors.

    Conference Call Information

    Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.
    The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors for approximately 30 days. In addition, an audio replay of the conference call will be available through July 21, 2006, by dialing (800) 642-1687 or (706) 645-9291 (passcode required: 2350219).

    About Citrix

    Citrix Systems, Inc. (Nasdaq:CTXS) is the global leader and most trusted name in on-demand access. More than 180,000 organizations around the world rely on Citrix to provide the best possible access experience to any application for any user. Citrix customers include 100% of the Fortune 100 companies and 98% of the Fortune Global 500, as well as hundreds of thousands of small businesses and individuals. Citrix has approximately 6,200 channel and alliance partners in more than 100 countries. Citrix annual revenues in 2005 were $909 million. Learn more at http://www.citrix.com.

    For Citrix Investors

    This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by management, the statements contained in the Financial Outlook for Third Fiscal Quarter 2006, Financial Outlook for Fiscal Year 2006, and in the reconciliation of non-GAAP financial measures to comparable U.S. GAAP measures concerning management's forecast of revenues and earnings per share, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the success of the company's product lines; the company's product concentration and its ability to develop and commercialize new products and services; the success of investments in its product groups, foreign operations and vertical and geographic markets; the company's ability to successfully integrate the operations and employees of acquired companies, and the possible failure to achieve or maintain anticipated revenues and profits from acquisitions; the company's ability to maintain and expand its core business in large enterprise accounts; the company's ability to attract and retain small sized customers; the size, timing and recognition of revenue from significant orders; the effect of new accounting pronouncements on revenue and expense recognition, including the effects of SFAS No. 123R on certain of the company's GAAP financial measures due to the variability of the factors used to estimate the value of stock-based compensation; the company's reliance on and the success of the company's independent distributors and resellers for the marketing and distribution of the company's products and the success of the company's marketing and licensing programs; increased competition; changes in the company's pricing policies or those of its competitors; management of operations and operating expenses; charges in the event of the impairment of assets acquired through business combinations and licenses; the management of anticipated future growth and the recruitment and retention of qualified employees; competition and other risks associated with the market for our Web-based access, training and customer assistance products and appliance products; as well as risks of downturns in economic conditions generally; political and social turmoil; and the uncertainty in the IT spending environment; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

    Use of Non-GAAP Financial Measures

    In our earnings release, conference call, slide presentation or webcast, we may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statements and can be found on the Investor Relations page of the Citrix corporate Web site at http://www.citrix.com/investors.

    Citrix(R), NetScaler(R), GoToMyPC(R), Citrix Password Manager(TM) and GoToWebinar(TM) are trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.



                         CITRIX SYSTEMS, INC.

              Condensed Consolidated Statements of Income
           (In thousands, except per share data - unaudited)


                                Three Months Ended   Six Months Ended
                                     June 30,            June 30,
                                  2006     2005      2006      2005
                               ---------------------------------------
Revenues:
     Product licenses            $117,799  $91,980 $231,984  $182,042
     License updates               99,750   80,455  193,621   157,630
     Online services               35,128   23,844   66,766    44,209
     Technical services            22,791   14,950   43,095    29,238
                               ---------------------------------------
            Total net revenues    275,468  211,229  535,466   413,119

Cost of revenues:
   Cost of product license
    revenues                        8,116    2,277   14,747     3,645
   Cost of services revenues       11,421    5,395   21,811     9,910
   Amortization of core and
    product technology              4,585    3,693    9,586     7,011
                               ---------------------------------------
             Total cost of
              revenues             24,122   11,365   46,144    20,566

Gross margin                      251,346  199,864  489,322   392,553

Operating expenses:
     Research and development      38,222   26,402   71,882    51,467
     Sales, marketing and
      support                     117,002   92,035  225,939   186,429
     General and administrative    40,796   30,150   79,414    57,561
     Amortization of other
      intangible assets             4,150    2,214    8,182     4,391
                               ---------------------------------------
            Total operating
             expenses             200,170  150,801  385,417   299,848
                               ---------------------------------------
Income from operations             51,176   49,063  103,905    92,705
Other income, net                  10,340    4,983   16,796    10,071
                               ---------------------------------------
Income before income taxes         61,516   54,046  120,701   102,776

Income taxes                       15,066   26,160   29,572    36,330
                               ---------------------------------------
Net income                        $46,450  $27,886  $91,129   $66,446
                               =======================================

Earnings per common share -
 diluted                            $0.24    $0.16    $0.48     $0.38
                               =======================================
Weighted average shares
 outstanding - diluted            191,500  175,146  188,762   175,541
                               =======================================
Adjusted net income               $63,831  $47,753 $124,918   $89,819
                               =======================================
Adjusted earnings per share -
 diluted                            $0.33    $0.27    $0.66     $0.51
                               =======================================

Note: See accompanying reconciliation of non-GAAP financial measures to comparable U.S. GAAP measures (unaudited).






                         CITRIX SYSTEMS, INC.

                 Condensed Consolidated Balance Sheets
                      (In thousands - unaudited)

                                      June 30, 2006  December 31, 2005
                                    ----------------------------------
ASSETS:
Cash and cash equivalents                  $344,589          $484,035
Short-term investments                      276,244            18,900
Accounts receivable, net                    136,175           142,015
Other current assets                        105,723            81,507
                                    ----------------------------------
     Total current assets                   862,731           726,457

Restricted cash equivalents and
     investments                             63,779            63,728
Long-term investments                       214,892            51,286
Property and equipment, net                  81,314            73,727
Goodwill and other intangible
 assets, net                                727,059           729,327
Other long-term assets                       42,158            37,131
                                    ----------------------------------
     Total assets                        $1,991,933        $1,681,656
                                    ==================================

LIABILITIES AND
STOCKHOLDERS' EQUITY
Accounts payable and accrued
 expenses                                  $160,363          $159,853
Current portion of deferred revenues        290,097           266,223
                                    ----------------------------------
     Total current liabilities              450,460           426,076

Long-term debt                                   --            31,000
Long-term portion of deferred
 revenues                                    20,628            19,803
Other liabilities                             1,379             1,297

Stockholders' equity                      1,519,466         1,203,480
                                    ----------------------------------
     Total liabilities and
      stockholders' equity               $1,991,933        $1,681,656
                                    ==================================





                         CITRIX SYSTEMS, INC.

            Condensed Consolidated Statement of Cash Flows
                      (In thousands - unaudited)




                                                      Six Months Ended
                                                        June 30, 2006
                                                  --------------------
OPERATING ACTIVITIES
Net Income                                                    $91,129
Adjustments to reconcile net income to net cash
 provided by operating activities:
   Amortization and depreciation                               30,425
   Stock-based compensation expense                            25,631
   Provision for accounts receivable allowances                 3,174
   Other non-cash items                                         1,019
                                                  --------------------
               Total adjustments to reconcile net
                income to net cash provided by
                operating activities                           60,249
   Changes in operating assets and liabilities,
    net of the effects of acquisition:
        Accounts receivable                                     3,578
        Prepaid expenses and other current assets             (21,340)
        Other assets                                             (938)
        Deferred tax asset                                     (2,432)
        Accounts payable and accrued expenses                     788
        Deferred revenues                                      24,374
        Other liabilities                                          57
                                                  --------------------
Total changes in operating assets and liabilities,
 net of the effects of acquisition                              4,087
                                                  --------------------
Net cash provided by operating activities                     155,465

INVESTING ACTIVITIES
Purchases of available-for-sale investments, net
 of proceeds                                                 (421,902)
Cash paid for acquisition, net of cash acquired               (13,448)
Purchases of property and equipment                           (21,417)
                                                  --------------------
Net cash used in investing activities                        (456,767)

FINANCING ACTIVITIES
Proceeds from issuance of common stock                        196,526
Payments on term loan                                         (31,000)
Excess tax benefit from stock-based compensation               34,634
Cash paid under stock repurchase programs, net of
 premiums received                                            (38,304)
                                                  --------------------
Net cash provided in financing activities                     161,856
                                                  --------------------
Change in cash and cash equivalents                          (139,446)
Cash and cash equivalents at beginning of period              484,035
                                                  --------------------
Cash and cash equivalents at end of period                   $344,589
                                                  ====================


    Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures (Unaudited)

    We utilize certain non-GAAP financial measures to evaluate our performance and for internal planning and forecasting purposes. We consider these measures important indicators of our success. In addition, Citrix provides these non-GAAP measures of the Company's performance to investors to enable them to, among other things, better compare Citrix's most recent results of operations against financial models prepared by the company's investors and securities analysts, and to provide additional information concerning the impact of business acquisitions on Citrix's results of operations. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States ("GAAP") such as net income and earnings per share and should not be considered measures of our liquidity. In addition, our non-GAAP financial measures may not be comparable to similar measures reported by other companies.
    The following tables reconcile non-GAAP financial measures used in this release to the most comparable GAAP measure for the respective periods (in thousands, except for per share information and percentages):



                         CITRIX SYSTEMS, INC.

     RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF INCOME
      TO THE NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME
           (In thousands, except per share data - unaudited)

                                      Three Months Ended June 30, 2006
                                      --------------------------------
                                         GAAP    Adjustments  Non-GAAP
                                      --------------------------------
Revenues:
   Product licenses                     $117,799          -  $117,799
   License updates                        99,750          -    99,750
   Online services                        35,128          -    35,128
   Technical services                     22,791          -    22,791
                                      --------------------------------
          Total net revenues             275,468          -   275,468
                                      --------------------------------

Cost of revenues:
   Cost of product license revenues        8,116          -     8,116
   Cost of services revenues              11,421    (387) B    11,034
   Amortization of core and product
    technology                             4,585  (4,585) A         -
                                      --------------------------------
          Total cost of revenues          24,122     (4,972)   19,150

Gross margin                             251,346      4,972   256,318

Operating expenses:
   Research and development               38,222  (4,723) B    33,499
   Sales, marketing and support          117,002  (5,871) B   111,131
   General and administrative             40,796  (3,101) B    37,695
   Amortization of other intangible
    assets                                 4,150  (4,150) C         -
                                      --------------------------------
          Total operating expenses       200,170    (17,845)  182,325
                                      --------------------------------

Income from operations                    51,176     22,817    73,993
Other income, net                         10,340          -    10,340
                                      --------------------------------
Income before income taxes                61,516     22,817    84,333

Income taxes                              15,066    5,436 D    20,502
                                      --------------------------------
Net Income                               $46,450    $17,381   $63,831
                                      ================================

Earnings per common share - diluted        $0.24      $0.09     $0.33
                                      ================================
Weighted average shares outstanding -
          diluted                        191,500              191,500
                                      ================================


                                      Three Months Ended June 30, 2005
                                      --------------------------------
                                         GAAP    Adjustments  Non-GAAP
                                      --------------------------------
Revenues:
   Product licenses                      $91,980          -   $91,980
   License updates                        80,455          -    80,455
   Online services                        23,844          -    23,844
   Technical services                     14,950          -    14,950
                                      --------------------------------
          Total net revenues             211,229          -   211,229
                                      --------------------------------

Cost of revenues:
   Cost of product license revenues        2,277          -     2,277
   Cost of services revenues               5,395          -     5,395
   Amortization of core and product
    technology                             3,693  (3,693) A         -
                                      --------------------------------
          Total cost of revenues          11,365     (3,693)    7,672

Gross margin                             199,864      3,693   203,557

Operating expenses:
   Research and development               26,402          -    26,402
   Sales, marketing and support           92,035          -    92,035
   General and administrative             30,150     (94) B    30,056
   Amortization of other intangible
    assets                                 2,214  (2,214) C         -
                                      --------------------------------
          Total operating expenses       150,801     (2,308)  148,493
                                      --------------------------------

Income from operations                    49,063      6,001    55,064
Other income, net                          4,983          -     4,983
                                      --------------------------------
Income before income taxes                54,046      6,001    60,047

Income taxes                              26,160 (13,866) E    12,294
                                      --------------------------------
Net Income                               $27,886    $19,867   $47,753
                                      ================================

Earnings per common share - diluted        $0.16      $0.11     $0.27
                                      ================================
Weighted average shares outstanding -
          diluted                        175,146              175,146
                                      ================================


A - To exclude the effects of the amortization of core and product technology.

B - To exclude the effects of stock-based compensation expenses.

C - To exclude the effects of the amortization of other intangible assets primarily related to business combinations.

D - To exclude the tax effects of the amortization of core and product technology, stock-based compensation and the amortization of other intangible assets primarily related to business combinations.

E - To exclude the tax effects of the amortization of core and product technology, stock-based compensation expenses, the amortization of other intangible assets primarily related to business combinations and the tax provision recorded related to the AJCA.






                         CITRIX SYSTEMS, INC.

     RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF INCOME
      TO THE NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME
           (In thousands, except per share data - unaudited)

                                        Six Months Ended June 30, 2006
                                      --------------------------------
                                         GAAP    Adjustments  Non-GAAP
                                      --------------------------------
Revenues:
   Product licenses                     $231,984          -  $231,984
   License updates                       193,621          -   193,621
   Online services                        66,766          -    66,766
   Technical services                     43,095          -    43,095
                                      --------------------------------
          Total net revenues             535,466          -   535,466
                                      --------------------------------

Cost of revenues:
   Cost of product license revenues       14,747          -    14,747
   Cost of services revenues              21,811    (747) B    21,064
   Amortization of core and product
    technology                             9,586  (9,586) A         -
                                      --------------------------------
          Total cost of revenues          46,144    (10,333)   35,811

Gross margin                             489,322     10,333   499,655

Operating expenses:
   Research and development               71,882  (8,380) B    63,502
   Sales, marketing and support          225,939 (10,646) B   215,293
   General and administrative             79,414  (5,858) B    73,556
   Amortization of other intangible
    assets                                 8,182  (8,182) C         -
                                      --------------------------------
          Total operating expenses       385,417    (33,066)  352,351
                                      --------------------------------

Income from operations                   103,905     43,399   147,304
Other income, net                         16,796          -    16,796
                                      --------------------------------
Income before income taxes               120,701     43,399   164,100

Income taxes                              29,572    9,610 D    39,182
                                      --------------------------------
Net Income                               $91,129    $33,789  $124,918
                                      ================================

Earnings per common share - diluted        $0.48      $0.18     $0.66
                                      ================================
Weighted average shares outstanding -
          diluted                        188,762              188,762
                                      ================================


                                        Six Months Ended June 30, 2005
                                      --------------------------------
                                         GAAP    Adjustments  Non-GAAP
                                      --------------------------------
Revenues:
   Product licenses                     $182,042          -  $182,042
   License updates                       157,630          -   157,630
   Online services                        44,209          -    44,209
   Technical services                     29,238          -    29,238
                                      --------------------------------
          Total net revenues             413,119          -   413,119
                                      --------------------------------

Cost of revenues:
   Cost of product license revenues        3,645          -     3,645
   Cost of services revenues               9,910          -     9,910
   Amortization of core and product
    technology                             7,011  (7,011) A         -
                                      --------------------------------
          Total cost of revenues          20,566     (7,011)   13,555

Gross margin                             392,553      7,011   399,564

Operating expenses:
   Research and development               51,467          -    51,467
   Sales, marketing and support          186,429          -   186,429
   General and administrative             57,561    (197) B    57,364
   Amortization of other intangible
    assets                                 4,391  (4,391) C         -
                                      --------------------------------
          Total operating expenses       299,848     (4,588)  295,260
                                      --------------------------------

Income from operations                    92,705     11,599   104,304
Other income, net                         10,071          -    10,071
                                      --------------------------------
Income before income taxes               102,776     11,599   114,375

Income taxes                              36,330 (11,774) E    24,556
                                      --------------------------------
Net Income                               $66,446    $23,373   $89,819
                                      ================================

Earnings per common share - diluted        $0.38      $0.13     $0.51
                                      ================================
Weighted average shares outstanding -
          diluted                        175,541              175,541
                                      ================================

A - To exclude the effects of the amortization of core and product technology.

B - To exclude the effects of stock-based compensation expenses.

C - To exclude the effects of the amortization of other intangible assets primarily related to business combinations.

D - To exclude the tax effects of the amortization of core and product technology, stock-based compensation and the amortization of other intangible assets primarily related to business combinations.

E - To exclude the tax effects of the amortization of core and product technology, stock-based compensation expenses, the amortization of other intangible assets primarily related to business combinations and the tax provision recorded related to the AJCA.






                       Forward-looking Guidance
             for the Three Months Ended September 30, 2006
             ---------------------------------------------

                                                   Earnings Per Share
                                                     Range - Diluted
                                                  --------------------
U.S. GAAP measure                                    $0.24 to $0.26
Adjustments to exclude the effects of amortization
 of intangible assets                                     $0.03
                                                  --------------------
Adjustments to exclude the effects of expenses
 related to stock-based compensation                 $0.05 to $0.06
                                                  ====================
Non-GAAP figures                                     $0.33 to $0.34
                                                  ====================





                       Forward-looking Guidance
                for Fiscal Year Ended December 31, 2006
               ----------------------------------------

                                                   Earnings Per Share
                                                     Range - Diluted
                                                   -------------------
U.S. GAAP measure                                    $1.00 to $1.05
Adjustments to exclude the effects of
 amortization of intangible assets                        $0.14
                                                   -------------------
Adjustments to exclude the effects of expenses
 related to stock-based compensation                 $0.20 to $0.22
                                                   ===================
Non-GAAP figures                                     $1.36 to $1.39
                                                   ===================

    CONTACT: Citrix Systems, Inc., Fort Lauderdale
             Media inquiries:
             Eric Armstrong, 954-267-2977
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